Exhibit 99.2

Wynn Resorts’ Expansion of Wynn Las Vegas

LAS VEGAS, NEVADA (November 8, 2004) – Wynn Resorts, Limited (Nasdaq:WYNN) announced that the financing for its intended expansion of its Wynn Las Vegas project, which was announced earlier today, may be effected in connection with a refinancing of existing indebtedness at Wynn Las Vegas, LLC.

This press release contains “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results to differ from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the company’s future results is included under the caption “Risk Factors” in Item 1 of Wynn Resorts’ annual report on Form 10-K for the year ended December 31, 2003.

SOURCE: Wynn Resorts, Limited

CONTACT:

Wynn Resorts, Limited

Samanta Stewart, 702-770-7555

investorrelations@wynnresorts.com